Exhibit (a)(ii)

                             HENDERSON GLOBAL FUNDS

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING
                         A SERIES AND CLASS OF INTERESTS

         The undersigned, constituting all of the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Section 6.2 and Section 6.3 of Article VI of the Declaration of Trust, do hereby establish and designate a series of Interests of the Trust to be known as the "Henderson Income Advantage Fund" (the "Series"), and further do hereby establish three classes of the Series designated Class A Shares, Class B Shares and Class C Shares (each a "Class"). The relative rights and preferences of the Series and each Class shall be as set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have this 9th day of July, 2003 signed these presents.

                                                      /s/ Charles H. Wurtzebach
                                                      -------------------------
                                                      Charles H. Wurtzebach,
                                                      Chairman and Trustee


                                                      /s/ Roland C. Baker
                                                      -------------------
                                                      Roland C. Baker, Trustee

                                                      /s/ Faris F. Chesley
                                                      --------------------
                                                      Faris F. Chesley, Trustee

                                                      /s/ Sean Dranfield
                                                      ------------------
                                                      Sean Dranfield, Trustee

                                                      /s/ C. Gary Gerst
                                                      -----------------
                                                      C. Gary Gerst, Trustee